UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2011
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7102 Commerce Way	37027
Brentwood, Tennessee	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 17, 2011, Delek US Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Ergon, Inc., a Mississippi corporation (“Ergon”), and Lion Oil Company, an Arkansas corporation (“Lion Oil”), providing for the Company’s acquisition of the 53.7 percent equity interest in Lion Oil currently owned by Ergon. Upon the closing of the acquisition, the Company will own an 88.3 percent equity interest in Lion Oil.
     The Company has agreed to acquire Ergon’s equity interest in Lion Oil for a combination of cash, stock and the payment or replacement of all debt currently owed by Lion Oil to Ergon, including the following: (a) the Company will issue restricted shares of its common stock to Ergon, valued at approximately $45 million (the number of shares to be determined by the average closing price of the Company’ common stock as reported on the New York Stock Exchange for the ten consecutive trading days immediately preceding the closing date, with an option, under certain circumstances, to substitute cash in lieu of restricted common stock); (b) Lion Oil and/or the Company will make cash payments in the aggregate amount of $50 million to Ergon; (c) Lion Oil will execute a new $50 million term note payable to Ergon that will be guaranteed by the Company; (d) Lion Oil will transfer its interests in a pipeline subsidiary to Ergon; and (e) the Company will pay or cause to be paid to Ergon an amount equal to the adjusted net working capital of Lion Oil and certain subsidiaries. In addition, Lion Oil will divest specified non-refining assets to or for the benefit of Ergon.
     The closing of the transactions contemplated by the SPA is subject to certain conditions, including the receipt of required antitrust approvals (or termination or expiration of applicable waiting periods), the receipt of other governmental approvals under the Defense Production Act, the delivery of several ancillary agreements and other customary closing conditions.
     The SPA may be terminated under several circumstances, including by mutual agreement, or by us or Ergon if the transaction has not closed or the closing conditions to be satisfied by the other party are incapable of being satisfied on or before April 29, 2011. In addition, we have the right to terminate the SPA in our discretion, and would forfeit a $5 million deposit if we elect to do so.
     A copy of the press release announcing the execution of the SPA is attached as Exhibit 99.1
     Material Relationships
     In 2007, the Company acquired a 34.6 percent equity interest in Lion Oil from several former Lion Oil shareholders. Since 2007, two of the Company’s executive officers, Fred Green and Assi Ginzburg, have served on Lion Oil’s Board of Directors. Lion Oil owns and operates an 80,000 barrel per day, crude oil refinery in El Dorado, Arkansas, three crude oil pipelines, a crude oil gathering system and two refined petroleum product terminals in Memphis and Nashville, Tennessee. The two terminals supply products to some of the Company’s 180 convenience stores in the Memphis and Nashville markets. These product purchases totaled $15.4 million, $9.8 million and $11.7 million in 2010, 2009 and 2008, respectively. The Company’s refining segment also made sales of $1.5 million, $2.5 million and $1.9 million, respectively, of intermediate products to the Lion Oil refinery during 2010, 2009 and 2008. These product purchases and sales were made at market values.
Item 7.01 Regulation FD Disclosure.
     (i) As discussed under Item 1.01 of this Form 8-K, on March 17, 2011, the Company entered into the SPA to purchase a 53.7 percent equity interest in Lion Oil. In addition to the information concerning the SPA set forth in Item 1.01 and the press release filed as Exhibit 99.1, the Company will hold an investor conference call on March 21, 2011 to discuss the transaction. The presentation slides that will accompany the conference call are being disclosed to the public in this Form 8-K and on the Company’s website for purposes of Regulation FD, and are attached as Exhibit 99.2 and incorporated by reference into this Item 7.01.
     (ii) In addition, the Company has been advised that Delek Group Ltd., an Israeli corporation (“Delek Group”), will file a publicly available document in Hebrew with the Israel Securities Authority (“ISA”) containing the previously undisclosed historical financial information set forth in the table below concerning Lion Oil. The previously undisclosed information is expected to be filed with the ISA in order to satisfy disclosure requirements applicable to Delek Group under the securities laws of Israel. Delek Group is the Company’s indirect majority stockholder and controlled approximately 73 percent of the Company’s outstanding shares of common stock on March 10, 2011.
     Lion Oil’s fiscal year currently ends on April 30 of each year, and the Company currently accounts for its 34.6 percent minority interest using the cost method. The financial information presented in the table (a) summarizes historical financial information from Lion Oil’s unaudited consolidated financial statements for the nine-month period ended January 31, 2011 and Lion Oil’s audited consolidated financial statements for its fiscal years ended April 30, 2010, 2009 and 2008 and (b) is not reflected, as shown, in the Company’s actual operating results or balance sheet data for the periods indicated.
LION OIL COMPANY AND CONSOLIDATED SUBSIDIARIES
Summarized Historical Financial Information
For The Nine Months Ended January 31, 2011 and
For The Years Ended April 30, 2010, 2009, 2008

	Nine Months	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 31,	April 30,	April 30,	April 30,
	2011	2010	2009	2008
Revenue	$1,963,098,335	$1,899,443,256	$2,255,317,062	$2,544,582,896
Gross Profit (including refinery operating costs)	59,720,886	59,942,701	29,915,659	75,224,127
Terminal Operating Expenses	11,673,870	8,572,673	8,205,372	9,505,222
Net Income	(3,002,031)	1,350,962	(6,890,229)	17,448,643

	As of January	As of April	As of April	As of April
	31, 2011	30, 2010	30, 2009	30, 2008
Current Assets	$298,147,338	$350,662,090	$224,915,415	$408,713,830
Total Assets	897,565,351	978,203,934	730,407,414	756,628,020
Current Liabilities	172,265,522	166,850,672	152,926,886	251,767,126
Non-Current Liabilities	461,625,030	544,676,432	312,154,660	232,644,797
Stockholders’ Equity	263,674,799	266,676,830	265,325,868	272,216,097

     (iii) In accordance with General Instruction B.2 to Form 8-K, the information under this Item 7.01 shall be deemed to be “furnished” to the SEC and not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.
99.1	Press release of Delek US Holdings, Inc. issued on March 21, 2011.

99.2	Presentation slides for investor conference call held on March 21, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELEK US HOLDINGS, INC.
Date: March 21, 2011

	By:	/s/ Mark B. Cox
Name: Mark B. Cox
Title: Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Delek US Holdings, Inc. issued on March 21, 2011.

99.2	Presentation slides for investor conference call held on March 21, 2011.